Exhibit 3.09
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
NUSTAR LOGISTICS, L.P.

Pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware (the “DRULPA”), the undersigned, desiring to amend the Certificate of Limited Partnership, does hereby certify as follows:

FIRST:    The name of the Limited Partnership is NuStar Logistics, L.P (the “Limited Partnership”).

SECOND:    That Article 3 of the Limited Partnership’s Amended and Restated Certificate of Limited Partnership is hereby amended and restated as follows:

“The name of the General Partner is NuStar GP, Inc. and the business address of the General Partner is 19003 IH-10 West, San Antonio, Texas 78257.”

THIRD:    Pursuant to Section 17-202(e) of the DRULPA, this Certificate of Amendment shall be effective at the time of its filing with the Secretary of State of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO CERTIFICATE OF
AMENDMENT TO THE
CERTIFICATE OF LIMITED PARTNERSHIP OF
NUSTAR LOGISTICS, L.P.]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on the 18th day of March 2014.

NUSTAR LOGISTICS, L.P.

By:    NuStar GP, Inc., its general partner

By: __/s/ Bradley C. Barron_____________
Bradley C. Barron
Chief Executive Officer and President